EXHIBIT 10.5

Employment Agreement to be dated and executed at closing by Michael Alon

                             1. EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made and entered into as of the ___ day of October 2002 by and between Network 60, LLC, a New York Limited Liability Company, 487R Central Avenue, Cedarhurst, NY 11516 (the "Employer"), and Michael Alon, ________________________________ (hereinafter called the "Employee").

Whereas, Employer and Employee have contracted with Dtomi, Inc., a Nevada corporation, in an Agreement dated October ___, 2002 (hereafter the "Dtomi Agreement") wherein Employee, through his ownership in Ubiquity, LLC, a New York limited liability company, owns a majority interest in Employer. The pertinent parts of said contract with Dtomi, Inc. is included herein by reference;

Whereas, Employee is currently employed by Employer with specific duties and responsibilities that evolved over the past through present term of employment with Employer;

Whereas, the Dtomi Agreement obligates Employee to continue his employment with Employer;

Whereas, the Dtomi Agreement obligates Employer to retain employment of Employee with Employer;

Whereas, Employee and Employer would like to structure a mutually beneficial business relationship whereby Employee serves in his present capacities as developed through his past employment with Employer in exchange for monetary compensation similarly as paid over the past year;

Now therefore, in consideration of the premises and mutual covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

     1. Employment. The Employer hereby agrees to employ the Employee and the Employee hereby agrees to serve the Employer on the terms and conditions set forth herein. The recitals as stated above are included in the body of this Agreement by reference.
     2. Duties of Employee. Employee shall perform the identical duties and responsibilities that he customarily performed over the past six months and as shall be reasonably assigned to him by the Chief Executive Officer of Dtomi, Inc. that are consistent with his office. Employee shall serve at the direction of and be responsible to the Chief Executive Officer of Dtomi, Inc. Throughout the period of his employment hereunder, the Employee shall: (i) devote his full business time, attention, knowledge and skills, faithfully, diligently and professionally, to the active performance of his duties and responsibilities hereunder on behalf of the Employer at a level at least equal to that generally expected of an employee of a business comparable to that of the Employer, having the rank and responsibilities of the Employee; (ii) observe and carry out such rules, regulations, policies, directions and restrictions of general application to all employees of the Employer having a rank comparable to that of the Employee as may reasonably be established from time to time by the Chief Executive Officer of Dtomi, Inc., including but not limited to the standard policies and procedures of the Employer as in effect from time to time; and (iii) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities.
     3. Term. The term of this Agreement, and the employment of the Employee hereunder, shall commence on the date of closing the Dtomi Agreement and shall continue for the duration as required by paragraphs 1.1.2 and 1.1.3 of the Dtomi Agreement (the "Expiration Date") unless sooner terminated in accordance with the terms and conditions hereof (the "Term").
     4. Compensation. The Employee shall receive a base salary at an annual rate equal to that annual rate as averaged over the past eight months immediately preceding the Dtomi Agreement closing. It has been represented by Employee to Dtomi, Inc. that that salary is $200,000 per annum. This salary shall be paid during the term of this Agreement payable in monthly installments, subject to applicable withholding and other taxes.
     5. Reimbursement of Expenses. During the term of the Employee's employment hereunder, upon the submission of proper substantiation by the Employee and subject to such rules and guidelines as the Employer may from time to time adopt, the Employer shall reimburse the Employee for all reasonable expenses actually paid or incurred by the Employee in the course of and pursuant to the business of the Employer. The Employee shall account to the Employer in writing for all expenses for which reimbursement is sought and shall supply to the Employer copies of all relevant invoices, receipts or other evidence reasonably requested by the Employer.
     6. Termination for Cause. The Employer by way of Chief Executive Officer of Dtomi, Inc. shall at all times have the right, upon written notice to the Employee, to terminate the Employee's employment hereunder, for Cause. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Employee which constitutes a breach of this Agreement which is not cured within 30 days of the Employer's giving notice of termination to the Employee specifying in reasonable detail the reasons for termination, (ii) the Employee's committing an act constituting fraud, theft, conversion, a crime, or breach of fiduciary duty, (iii) gross negligence in connection with the performance of the Employee's material duties hereunder, (iv) the material failure or refusal (other than as a result of a disability) by the Employee to perform his duties hereunder, (v) the Employee's abuse of drugs or alcohol that adversely affects the performance of the Employee's duties hereunder; (vi) the Employee's commission of an act of misconduct, to the extent that in the reasonable judgment of the Employer, the Employee's credibility and reputation no longer conform to the standards of the Employer's senior officers; (vii) the Employee not being qualified in the Employer's reasonable judgment to discharge properly the duties of the Employee's employment hereunder. Upon any termination pursuant to this Section, the Employer shall have no further liability under the terms of this Employment Agreement.
     7. Non-Competition. At all times while the Employee is employed by the Employer and for a two year period after the termination of the Employee's employment with the Employer the Employee shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Employer's current business that in any manner causes or results in any loss of revenue or to the business of the Employer; provided that such provision shall not apply to the
          Employee's ownership of Common Stock of the Employer or the acquisition by the Employee, solely as an investment, of securities of any issuer having securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as the Employee does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.
     8. Nondisclosure. The Employee shall not at any time divulge, communicate, use to the detriment of the Employer or for the benefit of the Employee or any other person, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Employer. Any Confidential Information or data now or hereafter acquired by the Employee with respect to the business of the Employer (which shall include, but not be limited to, information concerning the Employer's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Employer that is received by the Employee in confidence and as a fiduciary and Employee shall remain a fiduciary to the Employer with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Employee or known by the Employee as a consequence of or through his employment by the Employer (including information conceived, originated, discovered or developed by the Employee) prior to or after the date hereof, and not generally known, about the Employer or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Employee from disclosing Confidential Information to the extent required by law. This Section shall not apply to information that (i) is generally known to the Employee prior to its disclosure to the Employee; (ii) is or becomes publicly available other than by unauthorized disclosure by the Employee; or (iii) is received by the Employee from a third party who is rightfully in possession of such information free of any obligation to maintain its confidentiality; or (iv) is known by the Employee prior to his employment by the Employer.
     9. Non-solicitation of Employees and Clients. At all times while the Employee is employed by the Employer and for a two year period after the termination of the Employee's employment with the Employer for any reason, the Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Employer in any business that directly or indirectly competes with the Employer, and/or (b) call on or solicit any of the Employer's actual or targeted prospective customers, suppliers, providers of products or services to the Employer or its customers, or comparable parties ("Customers/Providers") on behalf of any person or entity in connection with any business competitive with the business of the Employer as defined herein that in any manner causes or results in any loss of revenue or to the business of the Employer, nor shall the Employee make known the names and addresses of Customers/Providers or any information relating in any manner to the Employer's trade or business relationships with Customers/Providers, other than in connection with the performance of Employee's duties under this
          Agreement; provided however that this Section 6.3 shall not apply to any solicitation of users of the Internet generally through a web site that can be accessed by the public so long as such solicitation does not involve direct contact with Customers/Providers.
     10. Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Employer, whether prepared by the Employee or otherwise coming into the Employee's possession, shall be the exclusive property of the Employer and shall be returned immediately to the Employer on termination of the Employee's employment hereunder or on the Employer's request at any time.

     11. Definition of Employer. Solely for purposes of this Agreement, the term "Employer" also shall include any existing or future subsidiaries of the Employer and Dtomi, Inc.
     12. Acknowledgment by Employee. The Employee acknowledges and confirms that (a) the restrictive covenants contained in this Employment Agreement are reasonably necessary to protect the legitimate business interests of the Employer, and (b) the restrictions contained in this Employment Agreement are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Employee further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Employment Agreement will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Employee acknowledges and confirms that his special knowledge of the business of the Employer is such as would cause the Employer serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Employer in violation of the terms of this Employment Agreement. The Employee further acknowledges that the restrictions contained in this Employment Agreement are intended to be, and shall be, for the benefit of and shall be enforceable by, the Employer's successors and assigns.
     13. Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Employment Agreement is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Employment Agreement within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.
     14. Extension of Time. If the Employee shall be in violation of any provision of the restrictive covenants of this Employment Agreement, then each time limitation set forth in the restrictive covenants of this Employment Agreement shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Employer seeks injunctive relief from such violation in any court, then the restrictive covenants set forth in this Employment Agreement shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Employee.
     15. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained of this Agreement will cause irreparable harm and damage to the Employer, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Employer shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained this Employment Agreement by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Employer may possess.
     16. Entire Agreement. This Agreement along with the Dtomi Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Employee and the Employer (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Employer and the Employee.

     17. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Employer, addressed to the office address as noted above and (ii) if to the Employee, to his address as reflected on the payroll records of the Employer, or to such other address as either party hereto may from time to time give notice to the other.
     18. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, and successors.
     19. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area that would cure such invalidity.
     20. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.
     21. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     22. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Employer, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Network 60, LLC


By: ______________________________           ______________________________
    John "JT" Thatch                         Michael Alon